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                                  EXHIBIT 21

                        SUBSIDIARIES OF ARCH COAL, INC.

The following is a complete list of the direct and indirect subsidiaries of Arch Coal, Inc., a Delaware corporation:

                                                         JURISDICTION OF
    NAME                                             INCORPORATION/FORMATION
    ----                                             -----------------------

    Allegheny Land Company                                   Delaware
    Apogee Coal Company                                      Delaware
    Arch Coal International, Ltd.                            Barbados
    Arch Coal Sales Company, Inc.                            Delaware
    Arch Coal Terminal, Inc.                                 Delaware
    Arch Energy Resources, Inc.                              Delaware
(1) Arch of Wyoming, LLC                                     Delaware
    Arch Reclamation Services, Inc.                          Delaware
(1) Arch Uinta, LLC                                          Delaware
    Arch Western Acquisition Corporation                     Delaware
(2) Arch Western Resources, LLC                              Delaware
    Ark Land Company                                         Delaware
    Ashland Terminal, Inc.                                   Delaware
(1) AU Sub, LLC                                              Delaware
(3) Canyon Fuel Company, LLC                                 Delaware
    Catenary Coal Company                                    Delaware
    Catenary Coal Holdings, Inc.                             Delaware
    Coal-Mac, Inc.                                           Kentucky
    Cumberland River Coal Company                            Delaware
    Energy Development Co.                                   Iowa
    Hobet Mining, Inc.                                       West Virginia
    Julian Tipple, Inc.                                      Delaware
    Lone Mountain Processing, Inc.                           Delaware
    Mingo Logan Coal Company                                 Delaware
(1) Mountain Coal Company, L.L.C.                            Delaware
    Mountain Gem Land, Inc.                                  West Virginia
    Mountain Mining, Inc.                                    Delaware
    Mountaineer Land Company                                 Delaware
    P. C. Holding, Inc.                                      Delaware
    Paint Creek Terminals, Inc.                              Delaware
(1) State Leases LLC                                         Delaware
(1) Thunder Basin Coal Company, L.L.C.                       Delaware

(1) Owned by Arch Western Resources, LLC.
(2) Arch Western Acquisition Corporation owns a 99% membership interest in Arch Western Resources, LLC.
(3) Arch Western Resources, LLC owns a 65% membership interest in Canyon Fuel Company, LLC.